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                          REGISTRATION RIGHTS AGREEMENT

               THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of June 16, 1998, by and among Techniclone Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), Swartz Investments, LLC, a Georgia limited liability company, d/b/a Swartz Institutional Finance ("Swartz"), and the subscriber as named on the signature page hereto (hereinafter referred to as "Subscriber").

                                    RECITALS:

               WHEREAS, pursuant to the Company's offering ("Offering") of up to Twenty Million Dollars ($20,000,000), excluding Warrants, of Common Stock of the Company pursuant to that certain Regulation D Common Stock Equity Line Subscription Agreement, of even date herewith (the "Subscription Agreement") between the Company and the Subscriber and each of the other subscribers (the "Other Subscribers"), the Company has agreed to sell and the Subscriber has agreed to purchase, from time to time as provided in the Subscription Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Twenty Million Dollars ($20,000,000);

               WHEREAS, pursuant to the terms of the Subscription Agreement, the Company has agreed to issue to the Subscriber, from time to time, warrants to purchase a number of shares of Common Stock, exercisable through December 31, 2004 (the "Subscriber Warrants");

               WHEREAS, pursuant to the terms of the Subscription Agreement, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Subscriber Warrants as set forth in this Registration Rights Agreement;

               WHEREAS, pursuant to the terms of that certain placement agent agreement, of even date herewith, by and between the Company and Swartz (the "Placement Agent Agreement"), the Company has agreed to issue to Swartz, from time to time, a number of shares of Common Stock and warrants to purchase a number of shares of Common Stock, exercisable within through December 31, 2004 (the "Placement Agent Warrants"); and


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               WHEREAS, pursuant to the terms of the Placement Agent Agreement, the Company has agreed to provide Swartz with certain registration rights with respect to the Common Stock and the Common Stock issuable upon exercise of the Placement Agent Warrants as set forth in this Registration Rights Agreement.

                                     TERMS:

               NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        13. Certain Definitions. As used in this Agreement (including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

               "Accrual Principal Amount" shall mean $3,500,000 prior to the initial Effective Date of the Registration Statement. On or after the Initial Effective Date of the Registration Statement, the Accrual Principal Amount shall mean the greater of (i) $2,500,000, or (ii) the sum of (a) $1,000,000 plus (b) the aggregate Share Price of any Registrable Securities issued to Holder within the sixty (60) day period preceding the date such accrual began (the "Initial Accrual Principal Amount"), provided that if such accrual continues for more than three (3) months, the Accrual Principal Amount shall thereafter be the greater of (i) the Initial Accrual Principal Amount, or (ii) the Aggregate Outstanding Share Price of all or any portion of Holder's Registrable Securities which Holder, in its sole discretion, chooses to disclose that it holds.

               "Accrual Rate" shall mean X% per month, accruing daily from the date that the applicable payment, as specified herein, begins to accrue, multiplied by the Accrual Principal Amount, where "X" equals one percent (1%) for the first month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question, up



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to a maximum of five percent (5%); provided, however, that if the payments resulting from such accrual are not paid to the Holder within five (5) business days of the date they are required to be paid, "X" shall be deemed to have equaled five percent (5%) from the beginning of such unpaid accrual until such payments are made.

               "Aggregate Outstanding Share Price": The Aggregate Outstanding Share Price at any given time shall be determined by aggregating the Share Prices, as reset from time to time under the terms of the Subscription Agreement, if applicable, of all shares of Registrable Securities then held by Holder. For purposes of determining the Share Prices of Registrable Securities held by Holder, "first in first out" accounting shall be used. For example, if Holder has sold or otherwise disposed of any of its Registrable Securities, then the first share sold or disposed of shall be deemed to be the first share that was issued to Holder, and each subsequent share sold or disposed of shall be deemed to be the corresponding subsequent share that was issued to Holder.

               "Amended Registration Statement" shall have the meaning set forth in Section 3(b).

               "Black Out Period" shall have the meaning set forth in Section 4.

               "Call for Proceeds" shall have the meaning as set forth in the Subscription Agreement.

               "Call Reset Date" shall mean the date that any Call Reset Shares are required to be issued.

               "Call Reset Shares" shall have the meaning as set forth in the Subscription Agreement.

               "Common Stock" shall mean the common stock, par value $0.001, of the Company.

               "Due Date" shall mean November 1, 1998.

               "Effective Date" shall have the meaning set forth in Section 2.4.

               "Filing Date" shall mean September 10, 1998.

               "Holder" shall mean Subscriber, Other Subscribers, Swartz, and any other person or entity owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

               "Ineffective Registration Payment" shall have the meaning set forth in Section 2.10.



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               "Initial Tranche Closing Date" shall have the meaning as set forth in Subscription Agreement.

               "Market Price" shall have the meaning as set forth in the Subscription Agreement.

               "New Registration Statement" shall have the meaning set forth in
Section 3(b).

               "Piggy Back Registration" shall have the meaning set forth in
Section 5.

               "Piggy Back Registration Statement" shall have the meaning set forth in Section 5.

               "Placement Agent Agreement" shall have the meaning set forth in the Recitals hereto.

               "Placement Agent Warrants" shall have the meaning set forth in the Recitals hereto.

               "Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

               "Registrable Securities" shall have the meaning set forth in
Section 2.1.

               "Registration Statement" shall have the meaning set forth in
Section 2.2.

               "Reset Price" shall mean the final Three Month Reset Price, with respect to the Three Month Reset Shares, the final Six Month Reset Price, with respect to the Six Month Reset Shares or the final Call Reset Price, with respect to the Call Reset Shares, as the case may be.

               "Reset Shares" shall mean Three Month Reset Shares, Six Month Reset Shares, and Call Reset Shares, as the case may be.

               "Rule 144" shall mean Rule 144, as amended, promulgated under the Act.

               "Share Price" shall have the meaning set forth in the Subscription Agreement.

               "Six Month Reset Price" shall have the meaning set forth in the Subscription Agreement.

               "Six Month Reset Shares" shall have the meaning set forth in the Subscription Agreement.



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               "Subscriber" shall have the meaning set forth in the preamble to this Agreement.

               "Subscriber Allocation" shall have the meaning set forth in the Subscription Agreement.

               "Subscriber Warrants" shall have the meaning set forth in the Recitals.

               "Subscription Agreement" shall have the meaning set forth in the Recitals hereto.

               "Supplemental Registration Statement" shall have the meaning for
Section 3(b).

               "Three Month Reset Price" shall have the meaning set forth in the Subscription Agreement.

               "Three Month Reset Shares" shall have the meaning set forth in the Subscription Agreement.

               "Trading Day" shall have the meaning set forth in the Subscription Agreement.

               "Warrants" shall mean the Subscriber Warrants and the Placement Agent Warrants collectively.

        14.    Required Registration.

               14.1 Registrable Securities. "Registrable Securities" shall mean only those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Subscriber pursuant to the Subscription Agreement or in this Agreement, (ii) issuable or issued upon exercise of the Subscriber Warrants, (iii) issuable or issued to Swartz pursuant to the Placement Agent Agreement, and (iv) issuable or issued upon exercise of the Placement Agent Warrants; provided, however, that notwithstanding the above, the following shall not be considered Registrable Securities:

                      (a) any Common Stock which would otherwise be deemed to be Registrable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Act, including without limitation, pursuant to Rule 144 under the Act;

                      (b) any Registrable Securities resold in a public transaction; and

                      (c) any shares of Common Stock which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

               14.2 Filing of Initial Registration Statement. The Company shall, by the Filing Date, file a registration statement ("Registration Statement") on Form S-1 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Subscribers), covering the resale of a number of shares of Common Stock as Registrable Securities equal to at least Ten Million



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(10,000,000) shares of Common Stock and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of Common Stock that may be issued or become issuable as Registrable Securities by the Company pursuant to the Subscription Agreement due to fluctuations in the Market Price of the Common Stock.

               14.3 Late Filing of Registration Statement. If the Registration Statement is not filed by the Filing Date, Company shall pay the Holder at a rate equal to the Accrual Rate, accruing daily until the Registration Statement is filed, payable in cash or Common Stock, at the Holder's option, as set forth in Section 2.6 below ("Late Filing Payment").

               14.4 Registration Effective Date. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the "Effective Date") as soon as possible, but in no event shall the Effective Date be later than the Due Date.

               14.5 Registration Statement Not Effective by Due Date. If the Registration Statement is not declared effective by the Due Date, the Company shall pay the Holder at a rate equal to the Accrual Rate, accruing daily until the Registration Statement or a registration statement filed pursuant to Section 3 of this Agreement is declared effective, payable in cash or Common Stock, at the Holder's option, as set forth in Section 2.6 below (the "Late Registration Payment").

               14.6 Late Filing Payment; Late Registration Payment; Ineffective Registration Payment. Any Late Filing Payment, Late Registration Payment or Ineffective Registration Payment shall be payable in cash or Common Stock, at the Holder's option, as follows: If Holder elects to be paid in cash, such Late Filing Payment, Late Registration Payment or Ineffective Registration Payment shall be paid to such Holder within five (5) business days following the end of the month in which such payment was accrued. If Holder elects to be paid in Common Stock, the Company shall issue to Holder, within five (5) business days following the end of the month in which such Late Filing Payment, Late Registration Payment or Ineffective Registration Payment was accrued, a number of shares of Common Stock equal to the quotient of (i) the dollar amount of such Late Filing Payment, Late Registration Payment or Ineffective Registration Payment, divided by (ii) the Market Price, of the Common Stock on the last Trading Day of the month in which such payment was accrued. Any such shares of Common Stock issued to the Holder as a result of any Late Filing Payment, Late Registration Payment or Ineffective Registration Payment shall also be deemed "Registrable Securities" as defined herein.

               14.7 Shelf Registration. The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities are resold pursuant to such Registration Statement.

               14.8 Eligibility for Form S-1. The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S-1 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility. The Company covenants to use its best efforts to use Form S-1 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of the Holders) for the registration required by this Section during all applicable times contemplated by this Agreement.



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               14.9 Supplemental Registration Statement for Three Month Reset
Shares, Six Month Reset Shares or Call Reset Shares. Anytime the Company is required to issue Three Month Reset Shares, Six Month Reset Shares or Call Reset Shares, as the case may be, and the Registration Statement does not cover a sufficient number of shares of Common Stock to cover (i) all outstanding Registrable Securities plus (ii) all Registrable Securities to be issued as Three Month Reset Shares, Six Month Reset Shares or Call Reset Shares, as the case may be, the Company shall prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all such Registrable Securities and such Supplemental Registration Statement shall be declared effective prior to the issuance of such Three Month Reset Shares, such Six Month Reset Shares or Call Reset Shares.

               14.10 Failure to Obtain Effectiveness of Supplemental Registration Statement; Failure to Maintain Effectiveness of Registration Statement.

                      (i) Failure to Obtain Effectiveness of Supplemental Registration Statement. In the event that the Company fails to have a Supplemental Registration Statement declared effective within thirty (30) business days of the original Three Month Reset Date (as specified in Section 2.2.2(a) of the Subscription Agreement), if required with respect to the Three Month Reset Shares, within thirty (30) business days of the original Six Month Reset Date (as specified in Section 2.2.2(b) of the Subscription Agreement), if required with respect to the Six Month Reset Shares or within thirty (30) business days of the Call Reset Date, if required with respect to the Call Reset Shares, the Company shall pay the Holder at a rate equal to the Accrual Rate, accruing daily until a Supplemental Registration Statement filed pursuant to
Section 2.9 of this Agreement and covering the resale of the Reset Shares is declared effective, payable in cash or Common Stock, at the Holder's option, as set forth in Section 2.6 above (the "Ineffective Registration Payment").

                      (ii) Failure to Maintain the Effectiveness of any Registration Statement. In the event that the Company fails to maintain the effectiveness of any Registration Statement (or fails to maintain a current and deliverable prospectus) during any time period required hereunder (the "Ineffective Period"), other than a Permissible Black Out Period as specified in
Section 4 below, the Company shall pay the Holder at a rate equal to the Accrual Rate, accruing daily until a Registration Statement covering the resale of all such Registrable Securities becomes effective, payable in cash or Common Stock, at the Holder's option, as set forth in Section 2.6 above (the "Ineffective Registration Payment"). For the purposes hereof, if a Registration Statement is effective but does not cover a sufficient number of shares of Common Stock to effect resales of all Registrable Securities, then a Holder shall be entitled to an Ineffective Registration Payment for the Ineffective Period only as to the number of shares of Registrable Securities held by such Holder that are not covered under the Registration Statement, determined on a pro rata basis among the Holders based upon the Subscriber Allocation.

               14.11 Failure to Maintain Listing of Common Stock. In the event that, at any time during the term of the Subscription Agreement, the Company's Common Stock is not listed for and actively trading on either the Nasdaq Small Cap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange (a "Delisting Event"), the Company shall pay



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the Holder at a rate equal to the Accrual Rate, accruing daily until the
Holder's shares of Common Stock become listed for and actively trading on either the Nasdaq Small Cap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange.

               In the event that a Delisting Event occurs and the Closing Bid Price of the Common Stock on the first Trading Day that the Company's Common Stock is actively listed and trading on either the Nasdaq Small Cap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange (the" Delisting Event Final Price") is less than the Closing Bid Price on the last Trading Day preceding such Delisting Event (the "Delisting Event Initial Price"), the Company shall issue to Holder, within five (5) business days following the first Trading Day after the end of the Delisting Event, an additional number of shares of Common Stock equal to the difference of (i) a number of shares equal to the quotient of (x) the Aggregate Outstanding Share Price divided by (y) the Delisting Event Final Price, minus (ii) a number of shares equal to the quotient of (x) the Aggregate Outstanding Share Price divided by (y) the Delisting Event Initial Price. Any such shares of Common Stock issued to the Holder as a result of any Delisting Event shall also be deemed "Registrable Securities" as defined herein.

        15. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously and reasonably possible:

               (a) Prepare and file with the Securities and Exchange Commission ("SEC") a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective until all Registrable Securities are resold pursuant to such Registration Statement.

               (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement ("Amended Registration Statement") or prepare and file any new registration statement ("New Registration Statement," together with the Amended Registration Statement, "Supplemental Registration Statements") as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement or such prior registration statement and to cover the resale of all Registrable Securities.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.



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               (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 4, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

               (g) Provide Holders with notice of the date that a Registration Statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

               (h) Provide Holders and their representatives the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

               (i) Provide Holders and their representatives the opportunity and ten (10) business days, based on reasonable notice delivered by the Company, to review the Registration Statement and all amendments thereto a reasonable period of time prior to their filing with the SEC if so requested by Holder in writing; provided that if the Holders or their representatives take more than ten (10) business days for such review and as a direct result the Company cannot file the Registration Statement by the Filing Date, any Late Filing Payment shall be tolled for the amount of time that such review exceeded ten (10) business days.

               (j) Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order, and, if any is issued to obtain the removal thereof at the earliest possible date.



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               (k) Use its best efforts to list the Registrable Securities covered by the Registration Statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD and any other exchange or market on which the Common Stock is listed.

        16. Black Out. In the event that, during the time that the Registration Statement is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the Registration Statement not misleading, and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to suspend the effectiveness of the Registration Statement, and no Holder shall be permitted to sell any Registrable Securities pursuant thereto (the "Black Out Period"), until such time as such suspension is no longer advisable; provided, however, that any Black Out Period shall not exceed a period of thirty (30) days. If any Black Out Period exceeds such thirty (30) day limit, the Ineffective Registration Payments, as specified in Sections 2.10(ii), shall accrue beginning on the first day that such Black Out Period exceeds the thirty (30) day limit. As soon as such suspension is no longer advisable, the Company shall, if required, promptly, but in no event later than the date the Company files any documents with the Securities and Exchange Commission ("SEC") referencing such material information, file with the SEC an amendment to the Registration Statement disclosing such information and use its best efforts to have such amendment declared effective as soon as possible.

               In the event the effectiveness of the Registration Statement is suspended by the Company pursuant hereto, the Company shall promptly notify all Holders whose securities are covered by the Registration Statement of such suspension, and shall promptly notify each such Holder as soon as the effectiveness of the Registration Statement has been resumed. The Company shall be entitled to effect no more than three Black Out Periods during any one (1) year period not exceeding an aggregate of thirty (30) days during any twelve month period ("Permissible Black Out Periods").

               In the event that a Black Out Period, other than Permissible Black Out Periods ("Impermissible Black Out Period"), occurs and the Closing Bid Price of the Common Stock on the first Trading Day that the Registration Statement becomes effective after the Impermissible Black Out Period (the "Final Black Out Price") is less than the Closing Bid Price on the last Trading Day preceding such Impermissible Black Out Period that the Registration Statement was effective (the "Initial Black Out Price"), the Company shall issue to Holder, within five (5) business days following the first Trading Day that the Registration Statement becomes effective after the



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Impermissible Black Out Period, an additional number of shares of Common Stock equal to the difference of (i) a number of shares equal to the quotient of (x) the Aggregate Outstanding Share Price divided by (y) the Final Black Out Price, minus (ii) a number of shares equal to the quotient of (x) the Aggregate Outstanding Share Price divided by (y) the Initial Black Out Price. Any such shares of Common Stock issued to the Holder as a result of any Impermissible Black Out Period shall also be deemed "Registrable Securities" as defined herein.

        17. Piggyback Registration. If the Registration Statement described in
Section 2 is not effective by the Due Date, and if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by fax within ten
(10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness. The election of Holder to participate in a Piggyback Registration Statement shall not impact the amount payable to Holder pursuant to Section 2.6 herein except that the Late Registration Payment shall cease to accrue as of the date of effectiveness of the Piggyback Registration Statement.

        18. Limitation on Obligations to Register.

               18.1 Piggyback Registration. In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the registration statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder, including Swartz, seeks to register bears to the total number of Registrable Securities sought to be included by all Holders, including Swartz. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into a reasonable agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.



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               18.2 Dispute as to Registrable Securities. In the event the
Company believes that shares sought to be registered under Section 2 or Section 5 by Holders do not constitute "Registrable Securities" by virtue of Section 2.1 of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer) that those securities may be sold immediately, without volume limitation or other material restrictions, without registration under the Act, by virtue of Rule 144 or similar provisions.

        19. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each Holder, that such Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act. The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

        20. Expenses. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to the selling Holders, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

        21. Indemnification. In the event any Registrable Securities are included in a Registration Statement or a Piggyback Registration Statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, legal counsel, and accountants of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, accountants, each person, if any, who controls the Company within the meaning of Section 15 of the Act, each underwriter and each person who controls such underwriter within the meaning of
Section 15 of the Act and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent (and only to the extent) that such statement or omission is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Amounts due under this subsection shall in no event exceed the net proceeds received by such Holder from the sale of registrable Securities pursuant to the Registration Statement in question.

               (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               (e) The obligations of the Company and Holders under this Section 9 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

               (f) If the Registration Statement or any Piggyback Registration involves an underwritten offering, the Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

                      (i) make such representations and warranties to the Holders and the underwriter or underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                      (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters opinions of independent counsel to Company on and dated as of the date of delivery of any Registrable Securities sold pursuant to the Registration Statement, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s) and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter;

                      (iii) if required by the underwriters, cause to be delivered, immediately prior to the effectiveness of the Registration Statement and at the time of delivery of any Registrable

Securities sold pursuant thereto, a "comfort" letter from Company's independent certified public accountants addressed to each underwriter stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings;

                      (iv) the underwriting agreement shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings; and

                      (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement.

Notwithstanding the above, the Holders shall be entitled to demand delivery of the certificates, opinions, representations and warranties, comfort letters, documents and other items referred to in clauses (i) through (iii) of this subsection, whether or not an underwriter is utilized in connection with the disposition of Registrable Securities.

        22. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

        23. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder effected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

        24. Notices. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Techniclone Corporation, 14282 Franklin Avenue, Tustin, CA 92780, Telephone No. (714) 508-6000, Facsimile No. (714) 838-4094 and (ii) the Holders at their respective last address as the party as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

        25. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist (as that term is defined in Section 2.1 hereof); but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

        26. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Piggyback Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file an amended registration statement including such transferee or a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

        27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

        28. Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

        29. Specific Performance. The Holder shall be entitled to the remedy of specific performance in the event of the Company's breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

        30. Indemnity. Each party shall indemnify each other party against any and all claims, damages (including reasonable attorney's fees), and expenses arising out of the first party's breach of any of the terms of this Agreement.

        31. Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Subscription Agreements, the Common Stock certificates, the Escrow Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                           [INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 16th day of June, 1998.

                                         TECHNICLONE CORPORATION



                                         By:
                                             -------------------------------
                                                Elizabeth Gorbett-Frost, CFO

                                Address: Techniclone Corporation
                                         14282 Franklin Avenue
                                         Tustin, CA 92780
                                         Telephone No. (714) 508-6000
                                         Facsimile No.  (714) 838-4094

                                         SWARTZ INVESTMENTS, LLC. d/b/a
                                         SWARTZ INSTITUTIONAL FINANCE



                                         By:
                                             -------------------------------
                                                Eric S. Swartz, President


                                Address: 1080 Holcomb Bridge Road
                                         Bldg. 200, Suite 285
                                         Roswell, GA  30076

                                         Telephone:  (770) 640-8130
                                         Facsimile:  (770) 640-7150

                                         SUBSCRIBER(S)


                                         Subscriber's Name

                                         By:
                                             -------------------------------
                                                (Signature)
                                Address:
                                        ------------------------------------

                                        ------------------------------------

                                        ------------------------------------